Exhibit 8.1
List of Significant Subsidiaries and Affiliates of Hurray! Holding Co., Ltd.

Name of Subsidiary or Affiliate	State or Jurisdiction of Incorporation
Beijing Hurray! Times Technology Co., Ltd.	People’s Republic of China
Hurray! Solutions Ltd.	People’s Republic of China
Beijing Enterprise Network Technology Co., Ltd.	People’s Republic of China
Beijing WVAS Solutions Ltd.	People’s Republic of China
Beijing Palmsky Technology Co., Ltd.	People’s Republic of China
Beijing Hutong Wuxian Technology Co., Ltd.	People’s Republic of China
Shanghai Magma Digital Technology Co., Ltd.	People’s Republic of China
Beijing Hengji Weiye Electronic Commerce Co., Ltd.	People’s Republic of China
Shanghai Saiyu Information Technology Co., Ltd.	People’s Republic of China
Henan Yinshan Digital Network Technology Co., Ltd.	People’s Republic of China
Hurray! Digital Media Technology Co., Ltd.	People’s Republic of China
Beijing Huayi Brothers Music Co., Ltd.	People’s Republic of China
Beijing Hurray! Freeland Digital Music Technology Co., Ltd.	People’s Republic of China
Beijing New Run Entertainment Development Co., Ltd.	People’s Republic of China
Wuxi New Run Digital Music Co., Ltd.	People’s Republic of China
Guangzhou Hurray! Secular Bird Culture Communication Co., Ltd.	People’s Republic of China
Beijing Huayi Brothers Music Broker Co., Ltd.	People’s Republic of China
Beijing Hurray! Freeland Culture Development Co., Ltd.	People’s Republic of China
Beijing Hurray! Fly Songs International Culture Co., Ltd.	People’s Republic of China
Leguan Seed (Beijing) Culture Consulting Co., Ltd.	People’s Republic of China
Beijing Hand-in-Hand Media Technology Co., Ltd.	People’s Republic of China
Shanghai Fuming Information Technology Co., Ltd.	People’s Republic of China
Xifuele (Beijing) Culture Broker Co., Ltd.	People’s Republic of China
Ku6 (Beijing) Technology Co., Ltd.	People’s Republic of China
WeiMoSanYi (Tianjin) Technology Co., Ltd.	People’s Republic of China
Ku6 (Beijing) Information Technology Co., Ltd.	People’s Republic of China
Tianjin Ku6 Zheng Yuan Information Technology Co., Ltd.	People’s Republic of China
Hurray! Media Co., Ltd.	Cayman Islands
Ku6 Holding Limited	Cayman Islands
Invest China Group Limited	British Virgin Islands
Seed Music Group Limited	British Virgin Islands
Seed Music Co., Ltd.	Taiwan of China
Profita Publishing Limited	Taiwan of China
Hurray Technologies (HK) Ltd.	Hong Kong